EXHIBIT 10

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

____________________________________
:
IN RE DERIVATIVE LITIGATION,                                   :           No. 06-CV-2964 (JRS)
HERLEY INDUSTRIES INC.                                               :
____________________________________

STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE

Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, the parties to the above-captioned action (the “Action”), Plaintiffs Michelle Blair (“Blair”) and the Estate of Harvey Houtkin (the “Houtkin Estate”); Defendants Lee Blatt (“Blatt”), Myron Levy (“Levy”), John Thonet (“Thonet”), Admiral Edward Walker (“Walker”), The Estate of Admiral Robert Moore (the “Moore Estate”), Carlos Campbell (“Campbell”), Dr. Edward Bogucz (“Bogucz”); and Nominal Defendant Herley Industries, Inc. (“Herley” or the “Company”) by and through their attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”), subject to the approval of the Court.

WHEREAS, on July 7, 2006, Blair, as a shareholder of Herley, filed a complaint in the United States District Court for the Eastern District of Pennsylvania, which was styled as a derivative claim, putatively brought on behalf of Herley, and which named as defendants Blatt, Levy, Thonet, Walker, Moore, Campbell and Bogucz (collectively the “Defendants”), and named Herley as a nominal defendant (the “Blair Action”);

WHEREAS, on August 24, 2006, a related shareholder derivative action was filed in the United States District Court for the Eastern District of Pennsylvania, putatively brought on behalf of Herley by shareholder Harvey Houtkin (“Houtkin”), and was assigned case number 06-3765 (the “Houtkin Action”);

WHEREAS, on October 11, 2006, the Court consolidated the Blair Action, the Houtkin Action into the Action for all purposes pursuant to Rule 42(a) of the Federal Rules of Civil Procedure.

WHEREAS, on November 9, 2006, the Court appointed Blair and Houtkin as Co-Lead Plaintiffs for the Action;

WHEREAS, on January 12, 2007, Blair and Houtkin filed a Verified Consolidated Complaint which was styled as a derivative claim, putatively brought on behalf of Herley, and which named as defendants Blatt, Levy, Thonet, Walker, Moore, Campbell, and Bogucz, and named Herley as a nominal defendant (the “Complaint”);

WHEREAS, the Complaint asserts that the Defendants Levy, Walker, Moore, Thonet, Campbell, and Bogucz violated their fiduciary obligations in connection with certain decisions or actions conducted in their capacity as directors of the Company relating to: (1) the employment and separation of Blatt from Herley; (2) communications with the Department of the Navy in 2006; and (3) the engagement of Herley’s outside auditors.  The Complaint further alleges that Defendant Blatt violated his fiduciary obligations in connection with his participation in two contracts with the United States Navy for the production of Power Heads, and one contract with the United States Air Force for the production of Voltage Control Oscillators, between 2000 and 2002.  Plaintiffs’ Complaint also asserts that Defendants Levy, Walker, Moore, Thonet, Campbell, and Bogucz failed to exercise proper oversight over Defendant Blatt in connection with the above-referenced contracts.

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WHEREAS, on February 26, 2007 Defendants filed motions to dismiss the Complaint;

WHEREAS, on May 24, 2007, the Court heard oral argument on Defendants’ motions to dismiss the Complaint;

WHEREAS, on July 20, 2007, the Court granted in part and denied in part Defendants’ motions to dismiss the Complaint, and dismissed the Complaint to the extent that Plaintiffs alleged oversight claims against Defendants Levy, Walker, Thonet, Moore, Bogucz and Campbell;

WHEREAS, on June 12, 2008, Defendants filed Answers to the Complaint;

WHEREAS, on July 28, 2008, Houtkin died;

WHEREAS, on February 20, 2009, the Court granted Houtkin’s unopposed motion to substitute the Houtkin Estate in place of Houtkin, as co-lead plaintiff in the Action (Blair and the Houtkin Estate are collectively referred to as “Plaintiffs”);

WHEREAS, between the time of the filing of the Complaint and June 2009, the parties to the Action engaged in extensive discovery;

WHEREAS, on January 29, 2010, the Court heard oral argument on Defendants’ motions for summary judgment and other motions;

WHEREAS, on February 22, 2010, the Court denied Defendants’ motions for summary judgment;

WHEREAS, the Court had scheduled a trial of the Action to commence on May 10, 2010.

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WHEREAS, counsel for the parties engaged in extensive arm’s-length negotiations concerning a possible settlement of the claims alleged in the Action;

WHEREAS, following extensive arm’s-length negotiations, the parties reached an agreement pursuant to which, subject to approval by the Court, the parties agreed to settle the Action on the terms set forth herein (the “Settlement”);

WHEREAS, in evaluating the Settlement proposed herein, Plaintiffs and their counsel considered, among other things: (i) the benefit to the Company provided by the Settlement; (ii) the attendant risks of continued litigation and the uncertainty of the outcome of the litigation; (iii) the probability of recovery; and (iv) the conclusion reached by the Plaintiffs and their counsel, after investigation and consideration sufficient to inform themselves of the merits of the Settlement, that the terms of the Settlement are fair and reasonable and in the best interest of Plaintiffs and the Company; and

WHEREAS, Defendants and Herley have vigorously denied, and continue to deny:  (i) any wrongdoing or liability with respect to all claims, events and transactions complained of in the Action and alleged in the Complaint; (ii) they engaged in any wrongdoing; (iii) they committed any violation of law; (iv) they breached any fiduciary duties; (v) they acted improperly in any way; and (vi) liability of any kind to Plaintiffs or the Company, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice in order to avoid the substantial expense, inconvenience and distraction of continued litigation, to dispose of potentially burdensome and protracted litigation, and to finally put to rest and terminate the claims asserted in the Action, and any other claims that could have been asserted therein.

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NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, covenants, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, IT IS STIPULATED AND AGREED, by and among the parties to this Stipulation, subject to the approval of the Court, and pursuant to Rule 23.1 of the Federal Rules of Civil Procedure:

1. The recitals contained in the foregoing prefatory Whereas clauses shall have the same force and effect as if set forth in full in the body of this Stipulation.

2. All Settled Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, subject to Court approval and upon and subject to the terms and conditions set forth below.

3. The term “Effective Date” as used herein, shall mean the first date on which the Order and Final Judgment entered by the Court, (as described below), becomes a final order, i.e., (a) when there is no pending timely appeal, stay, motion for reconsideration, motion to vacate, or similar request for relief, and the period of time for a party to seek such appeal, stay, motion for reconsideration, motion to vacate, or similar request for relief has expired; or (b) if there has been an appeal stay, motion for reconsideration, motion to vacate, or similar request for relief, such appeal stay, motion for reconsideration, motion to vacate, or similar request for relief has been decided in such a way as to leave the Order and Final Judgment in effect and the time for any further appeal or review by writ of certiorari has expired.

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SETTLEMENT CONSIDERATION

4. The Company shall take the necessary steps to adopt, implement, and maintain the corporate governance provisions set forth below, which are designed to strengthen and improve the Company’s corporate governance.

5. Board Structure.

a.           Herley shall increase the size of its Board of Directors to five members and use its reasonable best efforts to identify and recruit an additional qualified and independent director (within the meaning of the Company’s Director Independence Standards, defined below) to be appointed to the Board of Directors on or before the date of its next annual shareholders’ meeting and in no event later than 13 months after the date of the Company’s prior annual shareholders’ meeting;

b.           In nominating new directors in the future, the Company, in the ordinary course of its communications with significant institutional shareholders, may obtain on a confidential basis, views from such shareholders concerning Board member selection and qualifications, including such issues as the experience or expertise of candidates, in the context of evaluating candidates, and will consider those views, provided that the determination of candidates’ qualifications and selection of candidates for nomination shall remain within the discretion of the Nominating Committee.  In exercising such discretion, the Nominating Committee may consider differences of viewpoints, professional experience, education and skills, as well as ethnicity, gender and national origin;

c.           Herley shall maintain its Board of Directors as a single class of directors, elected annually;

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d.           The Company’s Audit Committee shall be directly responsible for considering all related party transactions, and determining whether such transactions are fair to the Company and on terms reasonably available to or from unrelated third parties.  In considering such related party transactions, the Audit Committee shall have the sole authority and the full power of the Board of Directors to accept or reject such transactions and shall have sole authority to retain such independent legal or other experts as it deems necessary;

e.           The Audit, Nominating and Compensation Committees of the Board of Directors will each consist entirely of independent directors within the meaning of the Company’s Director Independence Standards, as defined below, and each such Committee shall meet as necessary to fulfill its respective duties.  The Company shall use its best reasonable efforts to include at least one “financial expert” (within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market) on the Audit Committee; and

f.           At least a majority of the Company’s Board of Directors, taking into consideration any future nominees, shall be “independent directors” within the meaning of the Company’s Director Independence Standards, as defined below.

6. Director Independence Standards.  The Company shall follow the Corporate Governance Requirements, as amended from time to time, of the NASDAQ Stock Market (the “NASDAQ Corporate Governance Requirements”) in determining whether directors are independent (the “Company’s Independence Standards”).

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7. Director Stock Ownership.

a. At least one-third of non-management directors’ annual retainer shall be paid in stock, stock options, or other equity awards; and

b. Other than in connection with new appointments to the Board, director options shall be granted on a pre-determined set date.

8. Majority Voting.  In uncontested director elections, director nominees shall be elected to the Board of Directors by a majority of the votes cast.  In the event a director does not receive a majority of the votes cast in an uncontested election, the director shall offer his resignation to the Board of Directors, which shall convene a meeting within 45 days to review the offered resignation and advise shareholders of the Board of Directors’ conclusion about accepting or rejecting the offer of resignation and the basis for such decision.

9. Nomination Procedures for Directors.

a. The Nominating Committee shall consider all candidates as recommended by a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding common stock and who continues to own such shares through the date of the applicable meeting (an “Eligible Shareholder”);

b. An Eligible Shareholder wishing to recommend a candidate must submit the following not less than 90 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (1) a recommendation that identifies the candidate and provides contact information; (2) the written consent of the candidate to serve as a director of the Company, if elected; and (3) documentation establishing that the shareholder making the recommendation is an Eligible Shareholder;

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c. Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Shareholder based on such documents.  The Corporate Secretary will inform the shareholder of his or her determination; and

d. If the candidate is to be evaluated by the Nominating Committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, a waiver of liability for background check from the candidate and such other information as the Nominating Committee deems necessary or desirable.  To evaluate the candidate and consider such candidate for nomination by the Board of Directors, such documents must be received at least 30 days prior to the annual meeting for the Nominating Committee to evaluate the candidate and consider such candidate for nomination by the Board.  Failure to provide the required information in a timely manner may cause the candidate not to be considered.

10. Oversight Policies. The Company’s CEO and CFO shall be responsible for ensuring that the Company's accounting policies, including compliance with the requirements of Generally Accepted Accounting Principles (“GAAP”), as currently in effect or as amended, and is implemented and utilized throughout the Company.  The CFO shall report to the Board of Directors or the Audit Committee on a quarterly basis on compliance with GAAP.  The Company will also establish a policy that all complaints received by Herley regarding accounting, internal accounting controls, or auditing matters and all the confidential, anonymous submissions by any Herley employee regarding questionable accounting, internal accounting controls, or auditing matters shall be brought to the attention of the Audit Committee.

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11. Each of the foregoing provisions set forth in paragraphs 5 - 10 shall remain in effect until the earliest of the following to occur: (a) two years from the date hereof; (b) adoption by the Securities and Exchange Commission of rules or regulations that would require a provision herein to be amended or terminated; (c) adoption of NASDAQ Corporate Governance Requirements which would require a provision herein to be amended or terminated; (d) adoption of federal or state law that would require a provision herein to be amended or terminated; (e) a determination by the Board of Directors, in the exercise of the directors’ fiduciary duties to the Company, that amendment or termination of a provision herein is in the best interests of the Company; or (f) at such time as the Company ceases to be a publicly traded corporation.

12. In addition to the foregoing, as part of Herley’s commitment to follow best corporate governance practices, the Board of Directors may consider the adoption of corporate governance guidelines; such guidelines are not required to be adopted by a NASDAQ company, but adoption of such guidelines may be considered to be a “best practice.”

RELEASES

13. Released Parties.  The “Released Parties” are the Defendants and their heirs, executors, and assigns, and Herley and its predecessors, successors, parents, subsidiaries, affiliates, and all of their respective present and former directors, trustees, officers, partners, employees, and attorneys.

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14. Releasing Parties.  The “Releasing Parties” are Plaintiffs, individually and derivatively on behalf of Herley and any person who may claim by or through them.

15. Release of Claims.  Upon the Effective Date, the Releasing Parties shall completely, voluntarily, knowingly, unconditionally and forever release and discharge, and be deemed to release and forever discharge, the Released Parties from any and all claims, rights, causes of action, suits, debts, charges, complaints, liabilities, matters and issues, whether matured or unmatured, known or unknown, that have been or could have been asserted in the Action or in any other proceeding by or on behalf of Plaintiffs individually, and/or by or on behalf of Plaintiffs or any Herley shareholder derivatively on behalf of Herley, and/or by Herley against any of the Released Parties arising out of, relating to, or based upon the allegations, facts, occurrences, transactions, or events described or referred to in the complaints in the Action, or the Complaints filed in the Blair Action or the Houtkin Action (the “Settled Claims”), as well as claims relating to the defense, settlement and resolution of the Action or the Settled Claims, provided that the “Settled Claims” do not include the claims asserted in the securities class action currently pending in the United States District Court for the Eastern District of Pennsylvania, captioned, In re Herley Industries, Inc. Securities Litigation, No. 06-CV-2596 (JRS), or other direct claims of purchasers of Herley securities other than Plaintiffs individually.  Also upon the Effective Date, Released Parties shall completely, voluntarily, knowingly, unconditionally and forever release and discharge, and be deemed to release and forever discharge, Plaintiffs and their counsel from all claims relating to the institution, prosecution, assertion, settlement and resolution of the Action or the Settled Claims.

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16. Unknown Claims.  The release contemplated by this Stipulation extends to claims that any Releasing Party does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Party’s decision(s) with respect to the Settlement.  With respect to all Settled Claims, the parties stipulate and agree that upon the Effective Date, Plaintiffs shall expressly waive, and each Releasing Party shall be deemed to have expressly waived, all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs acknowledge, and each Releasing Party shall be deemed to have acknowledged, that the Releasing Parties may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Releasing Parties to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish all Settled Claims known or unknown, suspected or unsuspected, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.  Plaintiffs acknowledge that they have read and understand Section 1542 of the California Civil Code and have had the opportunity to consult with and be advised by counsel regarding its meaning and effect.

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IMPLEMENTATION

17. Preliminary Approval and Scheduling Order.  Promptly after the execution of this Stipulation, Plaintiffs’ counsel shall submit it to the Court and request entry of an Order substantially in the form of Exhibit A hereto (the “Scheduling Order”).  The Scheduling Order shall specifically include a provision which, among other things, approves a form of notice in the form of Exhibit B hereto for mailing to Herley shareholders (the “Notice”).

18. Order and Final Judgment.  At or before the Settlement Hearing, Plaintiffs’ counsel shall request that the Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit C.  Neither the Defendants nor Herley shall contest such request.  The Settlement is contingent on the entry of an Order and Final Judgment substantially in the form attached hereto as Exhibit C.

19. Responsibility for and Costs of Notice.  Herley shall assume the administrative responsibility for distributing the Notice in accordance with the Scheduling Order.  All costs incurred in connection therewith, including, without limitation, the actual costs of printing and mailing the Notice and reimbursements to nominee owners for forwarding notices to their beneficial owners, shall be borne by Herley.

TERMINATION OF THE SETTLEMENT

20. Result of Termination of the Settlement.  In the event that the Court does not approve the Settlement; or if the Court does not enter the proposed Order and Final Judgment substantially in the form attached hereto; or if the Order and Final Judgment is reversed, vacated or modified on appeal so that it is no longer substantially in the form attached hereto as Exhibit C; or the Stipulation is terminated, canceled, or does not become effective for any other reason, then:  (a) this Stipulation and any actions taken in connection with it shall be null and void and of no force and effect for all purposes; (b) all negotiations, transactions, and proceedings connected with this Stipulation shall be without prejudice to the rights of any person, firm, or corporation, and shall not be deemed or construed to be evidence or an admission of wrongdoing on the part of anyone or of liability therefore; and (c) this Stipulation shall not be entered into evidence or otherwise used or referred to for any reason in this or any other civil, criminal, or administrative proceeding.  The Action shall then revert to its status prior to the date of execution of the Stipulation, and all releases shall be deemed null and void.

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COVENANTS

21. Entry of Order and Reasonable Efforts.  All of the parties hereto and their respective counsel shall use reasonable efforts to effectuate the provisions of this Stipulation and the Settlement contemplated herein.

22. Attorneys’ Fees and Expenses.  Plaintiffs’ counsel shall be entitled, subject to Court approval, to recover attorneys’ fees and expenses from Herley pursuant to applicable law.  Subject to Court approval, and at the joint recommendation of Counsel for Plaintiffs, Defendants, and Herley, Herley will pay Plaintiffs’ counsel $975,000 for attorneys’ fees and expenses.  Payments made pursuant to this paragraph shall constitute full satisfaction of any claim for fees and/or expenses, and Plaintiffs and Plaintiffs’ counsel agree, on behalf of themselves and all Herley shareholders, that they shall not seek nor be entitled to any additional attorneys’ fees, costs, or expense under any theory relating to the Settlement of the Action.  Plaintiffs and Plaintiffs’ counsel agree that they shall be responsible for moving for the Court’s approval of such attorneys’ fees and expenses and will file such motion along with Plaintiffs’ motion for approval of the Settlement.  Herley and the Defendants agree not to oppose Plaintiffs’ counsel’s request for an award of $975,000 for payment of fees and expenses provided it is consistent with this Stipulation.  If the Effective Date occurs, Herley shall make the payment pursuant to this paragraph to Gardy & Notis, LLP directly within 15 business days after the Effective Date, provided, however, that Plaintiffs’ counsel shall at least 10 business days in advance of such payment provide counsel for Herley with the pertinent taxpayer identification numbers and a Form W-9 for reporting purposes.  Other than any reporting of this payment as required by this Stipulation or law, which Herley shall make, Plaintiffs and Plaintiffs’ counsel shall alone be responsible for the reporting and payment of any federal, state, and/or local income or other form of tax on any payment made pursuant to this paragraph.

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MISCELLANEOUS

23. Modification.  Except as otherwise specifically provided above, and in this Section, the provisions of this Stipulation (including any time periods specified herein) may be modified by written agreement of counsel for all of the parties hereto with the consent of the Court and without further notice to Herley shareholders unless the Court requires such notice.  The terms and provisions of this Stipulation may not be changed, waived, modified, or varied in any manner unless in writing duly signed by counsel for all of the parties hereto.

24. Headings.  The recitals and definitions set forth above are essential elements of this Stipulation.  The headings contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend, or otherwise describe the scope of this Stipulation or the intent of its provisions.

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25. Entire Agreement.  This Stipulation, including the exhibits hereto, sets forth the entire agreement of the parties concerning the Settlement and supersedes all prior oral or written agreements, arrangements, understandings, inducements, promises, and warranties not embodied or incorporated herein relating to the subject matter of this Stipulation.  Prior discussions and negotiations are superseded by, and merged into, this Stipulation.

26. Counterparts.  This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

27. Waiver.  The failure of any party hereto to enforce at any time any provision of this Stipulation shall not be construed as a waiver of such provision, nor be construed in any way to effect the validity of this Stipulation or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.

28. Successors.  This Stipulation shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.  No party hereto may assign its rights or obligations hereunder without the prior written consent of all of the other parties hereto.

29. Notices.  Any and all notices, requests, consents, directives, or communications by any party intended for any other party shall be in writing, shall be given personally or by United States mail or other commercial carrier and shall be deemed delivered on the earlier of (a) the date received and (b) the date four business days after the date of mailing, and shall be addressed to all of the undersigned counsel at the addresses provided below.  Any party may, from time to time, change the person or address to which such written notices, requests, consents, directives, or communications are to be sent by giving the other parties ten days prior written notice of the changed address in the manner provided herein.

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30. Governing Law.  This Stipulation and the attached exhibits shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to principles of choice or conflicts of laws.  This Stipulation (including, without limitation, its execution and consummation) shall be enforced solely in the Court.  The Released Parties and the Releasing Parties hereby waive, or shall be deemed to have waived, any objection they may now or hereafter have to the venue or forum of any such enforcement proceedings, and irrevocably consent to and acknowledge jurisdiction and service of any and all process of the Court in any such proceedings.

31. Collaborative Effort.  The undersigned agree that no single party shall be deemed to have drafted this Stipulation or any portion thereof.  This Stipulation is the product of the collaborative effort of the undersigned counsel.

32. Authority.  Each of the individuals executing this Stipulation on behalf of one or more of the parties  warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such parties, and that it is binding on such parties in accordance with its terms.

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33. No Assignment.  Plaintiffs and their counsel represent and warrant that none of Plaintiffs’ alleged claims or causes of action against Defendants have been assigned, or in any manner transferred, in whole or in part.

IN WITNESS WHEREOF, the parties have executed this Stipulation as of the date(s) set forth below.

/s/ James S. Notis GARDY & NOTIS, LLP James S. Notis 560 Sylvan Avenue Englewood Cliffs, NJ 07632 Date: May 10, 2010 On Behalf of Plaintiffs Michelle Blair And The Estate of Harvey Houtkin

/s/ James T. Smith
BLANK ROME LLP
James T. Smith
One Logan Square
Philadelphia, PA 19103

Date:  May 10, 2010

On Behalf of Defendants Lee Blatt, Myron Levy, John Thonet, Carlos Campbell, Edward Walker, the Estate of Robert Moore and Edward Bogucz

/s/ Joel Frank LAMB McERLANE, PC Joel Frank 24 East Market Street P.O. Box 565 West Chester, PA 19381 Date: May 10, 2010 On Behalf of Nominal Defendant Herley Industries, Inc.

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EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

____________________________________
:
IN RE DERIVATIVE LITIGATION,                                  :           Civil Action No. 06-CV-2964  (JRS)
HERLEY INDUSTRIES INC.                                               :
____________________________________

SCHEDULING ORDER FOR APPROVAL OF DERIVATIVE ACTION

The parties to the above-captioned action (the “Action”), having applied for an order approving the proposed settlement of the Action (the “Settlement”), in accordance with the terms of and in the form required by the Stipulation of Settlement entered into by the parties, dated May ____, 2010 (the “Stipulation”), dismissing the Action upon the terms and conditions set forth in the Stipulation, barring and enjoining prosecution of any and all settled claims, as defined in the settlement, and making other related determinations in accordance with the Stipulation of Settlement;

NOW, upon consent of the parties, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation,

IT IS HEREBY ORDERED this ___ day of __________, 2010, that:

1. Capitalized terms used in this order and not otherwise defined shall have the meanings set forth in the Stipulation.

2. A hearing (the “Settlement Hearing”) shall be held on _______________, 2010, at __________ ___.m. in Courtroom ___ of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797, to:

a.	Determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of Herley Industries, Inc. (“Herley”);

b.	Determine whether final judgment should be entered pursuant to the Stipulation dismissing the Action with prejudice and extinguishing and releasing all Settled Claims (as defined therein);

c.
Determine whether to enter an order enjoining all other holders of Herley common shares from commencing or prosecuting, either directly or indirectly, any action or proceeding asserting any of the Settled Claims in this or any other forum;

d.	Rule on an application of Plaintiffs’ counsel in the Action for an award of attorneys’ fees and expenses; and

e.	Rule on such matters as the Court may deem appropriate.

3. The Court may adjourn the Settlement Hearing or any part thereof, including the consideration of the application for attorneys’ fees and reimbursement of expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

4. The Court may approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.

5. Nominal defendant Herley shall, within ten (10) business days of the date of this order, cause a notice of the Settlement Hearing in substantially the form annexed as Exhibit B to the Stipulation (the “Notice”) to be mailed by First Class United States Mail, postage pre-paid, to all holders of Herley common shares as of the date three (3) business days after the date of the Stipulation, at their last known address appearing in the stock transfer records maintained by or on behalf of Herley.  All record holders of Herley common shares who are not also the beneficial owners of the Herley common shares held by them of record are requested to forward the Notice to the beneficial owners of those shares.  Herley shall use reasonable efforts to give notice to such beneficial owners by (i) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests additional copies of the Notice for distribution to beneficial owners, or (ii) mailing additional copies of the Notice to beneficial owners.

6. The Court approves, in form and content, the Notice and finds that the giving of notice as specified herein meets the requirements of Fed. R. Civ. P. 23.1(c) and due process, is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons and entities entitled to receive notice.  Herley shall, no later than ten (10) business days prior to the Settlement Hearing, file an appropriate affidavit or proof of service showing compliance with the Notice provisions of this Order.

7. Any holder of Herley common shares may object to the Settlement, the judgment to be entered in the Action, and/or Plaintiffs’ application for attorneys’ fees and expenses, or otherwise request to be heard, in person or by counsel, concerning any matter properly before the Court at the Settlement Hearing; provided, however, that no person or entity (other than counsel for the Plaintiffs and Defendants, nominal defendant Herley) shall be heard and no papers, briefs, pleadings or other documents submitted by any person or entity shall be considered by the Court unless, not later than ten (10) business days prior to the Settlement Hearing, such person or entity files with the Court and serves upon counsel listed below: (i) a written notice of intention to appear that includes the person’s or entity’s name, address and telephone number, and identifies their holdings of Herley common shares after June 1, 2006; (ii) a statement of such person’s or entity’s objections to any matters before the Court; (iii) the grounds therefore or the reasons that such person or entity desires to appear and be heard, as well as all documents or writings such person or entity desires the Court to consider.  Such papers shall be served by hand or overnight mail upon the following counsel on or before the date of filing with the Court:

GARDY & NOTIS, LLP
James S. Notis
560 Sylvan Avenue
Englewood Cliffs, NJ 07632

LAW OFFICES OF
BERNARD M. GROSS
Deborah R. Gross
Suite 450, Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107

Counsel for Plaintiffs Michelle Blair
and the Estate of Harvey Houtkin

BLANK ROME LLP
James T. Smith
One Logan Square
Philadelphia, PA 19103

Counsel for Defendants Lee Blatt, Myron Levy, John Thonet, Carlos Campbell, Edward Walker, the Estate of Robert Moore and Edward Bogucz

LAMB McERLANE, PC Joel Frank 24 East Market Street P.O. Box 565 West Chester, PA 19381 Counsel for Nominal Defendant Herley Industries, Inc.
8. Unless the Court otherwise directs, no person or entity shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees or expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in Paragraph 7, above.  Any person or entity who fails to object or otherwise request to be heard in the manner described above shall be deemed to have waived the right to object or otherwise be heard (including any right of appeal) and shall be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

9. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this court.  Pending final determination of whether the Settlement should be approved, Plaintiffs and all other holders of Herley common stock, their respective affiliates, and anyone claiming through or for the benefit of any of them, are barred and enjoined from commencing, or in any way participating in the commencement of, any new action or other proceeding, in any forums asserting against any of the Release Persons any Settled Claims.

10. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement and Stipulation (including any modification thereof) and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become null and void and of no further force and effect except for Herley’s obligation to pay for expenses incurred in connection with the Notice provided for by this Order, and neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party, shall be deemed an admission or offered or received as evidence at any proceeding in this or any other action or proceeding.

11. All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further Order of this Court.

12. In any event, neither the Stipulation nor any provisions contained in the Stipulation, nor any negotiations, statements or proceedings in connection therewith, shall be construed, or deemed to be evidence of, an admission or concession on the part of any of the Plaintiffs, Defendants, including nominal defendant Herley, any common shareholder of Herley, or any other person or entity of any liability or wrongdoing by them, or any of them as to any claim alleged or asserted in the Action or otherwise, and shall not be offered or received in evidence in any action or proceeding (except in an action or proceeding to enforce the terms and conditions of the Stipulation), or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature.

13. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, an Order and Final Judgment shall be entered as described in the Stipulation.

                      __________________________________
JUAN R. SÁNCHEZ
UNITED STATES DISTRICT JUDGE

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

____________________________________
:
IN RE DERIVATIVE LITIGATION,                                   :           No. 06-CV-2964 (JRS)
HERLEY INDUSTRIES INC.                                               :
____________________________________

NOTICE TO ALL HOLDERS OF HERLEY INDUSTRIES, INC. COMMON SHARES
OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LAWSUIT.  IF THE COURT APPROVES THE PROPOSED SETTLEMENT OF THIS LAWSUIT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT AND RELATED MATTERS, AND FROM PURSUING THE SETTLED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD COMMON SHARES OF HERLEY INDUSTRIES, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I.           THE PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you of the above-captioned action (the “Action”) pending in the United States District Court for the Eastern District of Pennsylvania (the “Court”) and a proposed settlement (the “Settlement”) of the Action on the terms set forth in a Stipulation of Settlement dated May ___, 2010 (the “Stipulation”).  This Notice also informs you of your right to participate in a hearing to be held on _______________, 2010, at __________ ___.m. in Courtroom __ of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797 (the “Settlement Hearing”) to: (1) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of Herley Industries, Inc. (“Herley”); (2) determine whether final judgment should be entered with prejudice extinguishing and releasing all Settled Claims (as defined herein) and barring and enjoining prosecution of any and all Settled Claims; (3) rule on an application of Plaintiffs’ counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and (4) rule on such matters as the Court may deem appropriate.

This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the Action will ask the Court to enter an Order and Final Judgment dismissing the Action with prejudice on the merits.

*  *  *  *  *

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT.  IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II.           BACKGROUND OF THE LAWSUIT

On July 7, 2006, plaintiff Michelle Blair (“Blair”) filed a complaint in the United States District Court for the Eastern District of Pennsylvania, which was styled as a derivative claim, putatively brought on behalf of Herley.  That action named as defendants, current and former members of Herley’s Board of Directors.  The defendants included: Lee Blatt (“Blatt”), Myron Levy (“Levy”), Admiral Edward Walker (“Walker”), Admiral Robert Moore (“Moore”), John Thonet (“Thonet”), Carlos Campbell (“Campbell”) and Dr. Edward Bogucz (“Bogucz”) (collectively the “Defendants”).  Herley was named as a nominal defendant.  On August 24, 2006, a related shareholder derivative action was filed in the United States District Court for the Eastern District of Pennsylvania, putatively brought on behalf of Herley by shareholder Harvey Houtkin (“Houtkin”), and was assigned case number 06-3765.  On October 11, 2006, the Court consolidated those related derivative actions into the Action for all purposes pursuant to Rule 42(a) of the Federal Rules of Civil Procedure.  On November 9, 2006, the Court appointed Blair and Houtkin as Co-Lead Plaintiffs for the Action.

On January 12, 2007, Plaintiffs filed a Verified Consolidated Complaint styled as a derivative claim, alleging claims for breach of fiduciary duty and unjust enrichment against the Defendants.  Specifically, Plaintiffs’ complaint asserts that Defendants Levy, Walker, Moore, Thonet, Campbell and Bogucz violated their fiduciary obligations in connection with certain decisions or actions conducted in their capacity as directors of the Herley relating to: (1) the employment and separation of Blatt from Herley; (2) communications with the Department of the Navy in 2006; and (3) the engagement of Herley’s outside auditors.  The Complaint further alleges that Defendant Blatt violated his fiduciary obligations in connection with his participation in two contracts with the United States Navy for the production of “Power Heads,” and one contract with the United States Air Force for the production of “Voltage Control Oscillators,” between 2000 and 2002.  Plaintiffs’ Complaint also asserts that Defendants Levy, Walker, Moore, Thonet, Campbell and Bogucz failed to exercise proper oversight over Defendant Blatt in connection with the above-referenced contracts.

On May 24, 2007, the Court heard oral argument on the Defendants’ motions to dismiss.  On July 20, 2007, the Court granted in part and denied in part Defendants’ motions to dismiss, and dismissed the Complaint to the extent that Plaintiffs alleged oversight claims against Defendants Levy, Walker, Moore, Thonet, Campbell and Bogucz.  On June 12, 2008, Defendants filed an Answer to the Complaint.

On July 28, 2008, Houtkin died.  On February 20, 2009, the Court granted Houtkin’s unopposed motion to substitute the Houtkin Estate in place of Houtkin, as Co-Lead Plaintiff in the Action.  Between the time of filing of the Complaint and July 2009, the parties engaged in extensive discovery.  On October 30, 2009, Defendants filed motions for summary judgment.  On January 29, 2010, the Court heard oral argument on Defendants’ motions for summary judgment.  On February 22, 2010, the Court issued an order denying Defendants’ motions for summary judgment.  The Court scheduled a trial of the Action to commence on May 10, 2010.

Counsel for the parties engaged in extensive arm’s-length negotiations concerning a possible settlement of the claims alleged in the Action.  Following extensive arms-length negotiations, the parties agreed to settle the Action.  On May ___, 2010 the parties, through their counsel, executed the Stipulation that sets forth the comprehensive terms of the Settlement.

III.           SUMMARY OF THE SETTLEMENT TERMS

Pursuant to the Stipulation, Herley has agreed to take all necessary steps to adopt, implement, and maintain the corporate governance provisions set forth below, which are designed to strengthen and improve the Herley’s corporate governance.  Each of the provisions set forth below in this section shall remain in effect until the earliest of the following to occur: (1) two years from the date of approval of the Settlement by the Court; (2) adoption by the Securities and Exchange Commission of rules or regulations that would require a provision herein to be amended or terminated; (3) adoption of NASDAQ Corporate Governance Requirements which would require a provision herein to be amended or terminated; (4) adoption of federal or state law that would require a provision herein to be amended or terminated; (5) a determination by the Company’s Board of Directors, in the exercise of the directors’ fiduciary duties to the Company, that amendment or termination of a provision herein is in the best interests of the Company; or (6) at such time as the Company ceases to be a publicly traded corporation.

Board Structure.

●
Herley shall increase the size of its Board of Directors to five members and use its reasonable best efforts to identify and recruit an additional qualified and independent director (within the meaning of the Company’s Director Independence Standards, defined below) to be appointed to the Board of Directors on or before the date of its next annual shareholders’ meeting and in no event later than 13 months after the date of the Company’s prior annual shareholders’ meeting.

●
In nominating new directors in the future, the Company, in the ordinary course of its communications with significant institutional shareholders, may obtain on a confidential basis, views from such shareholders concerning Board member selection and qualifications, including such issues as the experience or expertise of candidates, in the context of evaluating candidates, and will consider those views, provided that the determination of candidates’ qualifications and selection of candidates for nomination shall remain within the discretion of the Nominating Committee.  In exercising such discretion, the Nominating Committee may consider differences of viewpoints, professional experience, education and skills, as well as ethnicity, gender and national origin.

●	Herley shall maintain its Board of Directors as a single class of directors, elected annually.

●
The Company’s Audit Committee shall be directly responsible for considering all related party transactions, and determining whether such transactions are fair to the Company and on terms reasonably available to or from unrelated third parties.  In considering such related party transactions, the Audit Committee shall have the sole authority and the full power of the Board of Directors to accept or reject such transactions and shall have sole authority to retain such independent legal or other experts as it deems necessary.

●
The Audit, Nominating and Compensation Committees of the Board of Directors will each consist entirely of independent directors within the meaning of the Company’s Director Independence Standards, as defined below, and each such Committee shall meet as necessary to fulfill its respective duties.  The Company shall use its best reasonable efforts to include at least one “financial expert” (within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market) on the Audit Committee.

●
At least a majority of the Company’s Board of Directors, taking into consideration any future nominees, shall be “independent directors” within the meaning of the Company’s Director Independence Standards, as defined below.

Director Independence Standards.

●
The Company shall follow the Corporate Governance Requirements, as amended from time to time, of the NASDAQ Stock Market (the “NASDAQ Corporate Governance Requirements”) in determining whether directors are independent (the “Company’s Independence Standards”).

Director Stock Ownership.

● At least one-third of non-management directors’ annual retainer shall be paid in stock, stock options, or other equity awards.

● Other than in connection with new appointments to the Board, director options shall be granted on a pre-determined set date.

Majority Voting.

●
In uncontested director elections, director nominees shall be elected to the Board by a majority of the votes cast. In the event a director does not receive a majority of the votes cast in an uncontested election, the director shall offer his resignation to the Board, which shall convene a meeting within 45 days to review the offered resignation and advise shareholders of the Board's conclusion about accepting or rejecting the offer of resignation and the basis for such decision.

Nomination Procedures.

●
The Nominating Committee shall consider all candidates as recommended by a stockholder (or group of stockholders) who owns at least 5% of the Company’s outstanding common stock and who continues to own such shares through the date of the applicable meeting (an “Eligible stockholder”).

●
An Eligible Stockholder wishing to recommend a candidate must submit the following not less than 90 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (1) a recommendation that identifies the candidate and provides contact information; (2) the written consent of the candidate to served as a directors of the Company, if elected; and (3) documentation establishing that the shareholder making the recommendation is an Eligible Stockholder.

●
Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Stockholder based on such documents. The Corporate Secretary will inform the stockholder of his or her determination.

●
If the candidate is to be evaluated by the Nominating Committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, a waiver of liability for background check from the candidate and such other information as the Nominating Committee deems necessary or desirable.  To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received at least 30 days prior to the annual meeting for the Nominating Committee to evaluate the candidate and consider such candidate for nomination by the Board.  Failure to provide the required information in a timely manner may cause the candidate not to be considered.

Oversight Policies.

●
The Company’s CEO and CFO shall be responsible for ensuring that the Company’s accounting policies, including compliance with the requirements of Generally Accepted Accounting Principles (“GAAP”), as currently in effect or as amended, and is implemented and utilized throughout the Company.  The CFO shall report to the Board or the Audit Committee on a quarterly basis on compliance with GAAP. The Company will also establish a policy that all complaints received by Herley regarding accounting, internal accounting controls, or auditing matters and all the confidential, anonymous submissions by any Herley employee regarding questionable accounting, internal accounting controls, or auditing matters shall be brought to the attention of the Audit Committee.

●
In addition to the foregoing, as part of Herley’s commitment to follow best corporate governance practices, the Company’s Board may consider the adoption of corporate governance guidelines; such guidelines are not required to be adopted by a NASDAQ company, but adoption of such guidelines may be considered to be a “best practice.”

IV.           RELEASES

The Stipulation provides that, if the Court approves the Settlement, and in consideration of the benefits provided by the Settlement:  (1) the Action shall be dismissed on the merits with prejudice as to each of the Defendants and Herley and against Plaintiffs, on behalf of themselves or any holder of Herley common shares derivatively on behalf of Herley (the “Releasing Parties”), without costs, except as provided in the Stipulation; and (2) Plaintiffs, individually and derivatively on behalf of Herley, Herley, and any person who may claim by or through them, completely, voluntarily, knowingly, unconditionally and forever releases, and are deemed to release and forever discharge, Defendants and their heirs, executors and assigns, and Herley and its predecessors, successors, parents, subsidiaries, affiliates, and all of their respective present and former directors, trustees, officers, partners, employees, and attorneys (collectively, the “Released Parties”) from any and all claims, rights, causes of action, suits, debts, charges, complaints, liabilities, matters and issues, whether matured or unmatured, known or unknown, that have been or could have been asserted in the Action or in any other proceeding by or on behalf of Plaintiffs individually, and/or by or on behalf of Plaintiffs or any Herley shareholder derivatively on behalf of Herley, and/or by Herley against any of the Released Parties arising out of, relating to, or based upon the allegations, facts, occurrences, transactions, or events described or referred to in the complaints in the Action and in the shareholder derivative demands received by Herley (the “Settled Claims”), as well as claims relating to the defense, settlement and resolution of the Action or the Settled Claims, provided that the “Settled Claims” do not include the claims asserted in the litigation styled as In re Herley Industries, Inc. Securities Litigation, case number 06-2596 (E.D. Pa.) (JRS), or other direct claims of purchasers of Herley securities other than Plaintiffs individually.

The litigation styled as In re Herley Industries, Inc. Securities Litigation, case number 06-2596 (E.D. Pa.) (JRS), is a putative class action pending in the same Court as the Action, and includes certain factual allegations that overlap the factual allegations in the Action.  The Release of Settled Claims in the Action does not and is not intended by the parties to compromise any claim asserted in that putative class action or any other direct claim of purchasers of Herley securities other than Plaintiffs individually.

In addition, if the Court approves the Settlement, the Released Parties shall completely, voluntarily, knowingly, unconditionally and forever release and discharge, and be deemed to release and forever discharge, Plaintiffs and their counsel from all claims relating to the institution, prosecution, assertion, settlement and resolution of the Action or the Settled Claims.

The release contemplated by the Stipulation extends to claims that any Releasing Party does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Party’s decision(s) with respect to the Settlement.  The Releasing Party will be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provision, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, and those provisions, rights, and benefits of Section 1542 itself, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

V.           REASONS FOR THE SETTLEMENT

Plaintiffs, through their counsel, have conducted a thorough investigation of the claims and the underlying events and transactions alleged in the Action, which has included, among other things, review and analysis of various documents from Herley and other sources and deposition testimony from various party and non-party witnesses.  Plaintiffs, through their counsel have also analyzed the applicable law with respect to Plaintiffs’ claims and the potential defenses thereto.  Based on their investigation of the facts and the applicable law, Plaintiffs’ counsel has concluded that settlement of the claims asserted in this action on the terms and conditions of this Stipulation is fair, reasonable, and adequate and in the best interest of Herley.

The Defendants and Herley have vigorously denied, and continue to deny:  (1) any wrongdoing or liability with respect to all claims, events and transactions complained of in the Action and alleged in the Complaint; (2) they engaged in any wrongdoing; (3) they committed any violation of law; (4) they breached any fiduciary duties; (5) they acted improperly in any way; and (6) liability of any kind to Plaintiffs or the Company, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice in order to avoid the substantial expense, inconvenience and distraction of continued litigation, to dispose of potentially burdensome and protracted litigation, and to finally put to rest and terminate the claims asserted in the Action, and any other claims that could have been asserted therein.

VI.           THE SETTLEMENT HEARING

The Court has scheduled the Settlement Hearing to be held on _______________, 2010, at __________ ___.m. in Courtroom ___ of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797 to:  (1) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of Herley; (2) determine whether final judgment should be entered pursuant to the Stipulation dismissing the Action with prejudice and extinguishing and releasing all Settled Claims and barring and enjoining prosecution of any and all Settled Claims; (3) rule on an application of Plaintiffs’ counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and (4)  rule on such matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any part thereof, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.  The Court has also reserved the right to approve the Settlement with or without modification, to enter an Order and Final Judgment, and to order the payment of attorneys’ fees and expenses without further notice of any kind.

VII.           YOUR RIGHT TO APPEAR AND OBJECT

Any common shareholder of Herley who objects to:  (1) the Settlement; (2) the dismissal of the Action; (3) the judgments to be entered with respect to the dismissal of the Action; and/or (4) Plaintiffs’ counsel’s award of attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing.  If you wish to do so, however, you must, not later than ten (10) business days prior to the Settlement Hearing (unless the Court in its discretion shall otherwise direct for good cause shown), file with the Clerk of the Court: (1) a written notice of your intention to appear that includes your name, address and telephone number, and identifies your holdings of Herley common shares after June, 2006; (2) a statement of your objections to any matters before the Court; and (3) the grounds therefore or the reasons you desire to appear and be heard, as well as all documents or writings you desire the Court to consider.  On or before the date you file such papers, you must serve them upon the following attorneys by hand or overnight mail:

GARDY & NOTIS, LLP
560 Sylvan Avenue
Englewood Cliffs, NJ 07632
Attn: James S. Notis, Esquire

LAW OFFICES OF
BERNARD M. GROSS
Suite 450, Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107
Attn: Deborah R. Gross, Esquire

Counsel for Plaintiffs

BLANK ROME LLP
One Logan Square
18th & Arch Streets
Philadelphia, PA 19103
Attn:  James T. Smith, Esquire

Counsel for Defendants

LAMB McERLANE, PC
24 East Market Street
P.O. Box 565
West Chester, PA 19381
Attn:  Joel Frank, Esquire

Counsel for Herley Industries, Inc.

Any common shareholder of Herley who does not object to the Settlement or Plaintiffs’ counsel’s application for an award of attorneys’ fees and reimbursement of expenses need not do anything.

Unless the Court otherwise directs, no person or entity will be entitled to object to the Settlement, the judgments to be entered in the Action, or the award of attorneys’ fees and expenses to Plaintiffs’ counsel, or otherwise to be heard, except by serving and filing written objections as described above.

Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VIII.           THE ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of Herley, the parties to the Action will ask the Court to enter an Order and Final Judgment, which will, among other things: (1) approve the Settlement and adjudge the terms of the Settlement to be fair, reasonable, adequate and in the best interests of the Herley, pursuant to Fed. R. Civ. P. 23.1(c); (2) authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement provided therein; (3) dismiss the Action with prejudice on the merits and release the Released Parties from the Released Claims and bar and enjoin prosecution of any and all Settled Claims; and (4) provide that the Order and Final Judgment shall not constitute any evidence or admission by any party to the Action that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefore.

IX.           THE APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

If the Court approves the Settlement, Plaintiffs’ counsel, with the joint recommendation of counsel for Herley and the Defendants, intends to ask the Court for an award of attorneys’ fees inclusive of reimbursement of expenses, in the amount of $975,000, which Herley has agreed to pay.  Any award of attorneys’ fees and reimbursement of expenses by the Court will be in addition to the Settlement and will not in any way affect the benefits of the Settlement.

X.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who hold Herley common shares for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners.  If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be made to:  Peg Guzzetti, Investor Relations, Herley Industries, Inc., 3061 Industry Drive, Suite 200, Lancaster, PA 17603; (717) 397-2777.

Such brokerage firms, banks and/or other persons or entities requesting additional copies or providing a list of names and mailing addresses of beneficial owners will be reimbursed for documented reasonable out-of-pocket expenses incurred in providing such additional copies or providing a list of names and mailing addresses of beneficial owners.

XI.           SCOPE OF THIS NOTICE

This Notice is not all-inclusive.  The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive.  For the full details of the Action, the claims that have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation and related Orders and proposed forms of Orders, holders of Herley common shares are referred to the Court files for the Action.  You or your attorney may examine the public Court files during regular business hours of each business day at the office of the Clerk of the Court at the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797.

Inquiries or comments about the Settlement should be directed in writing to the attention of Plaintiffs’ counsel as follows:

James S. Notis
GARDY & NOTIS, LLP
560 Sylvan Avenue
Englewood Cliffs, NJ  07632

PLEASE DO NOT CALL OR WRITE THE COURT

Dated: _______________, 2010

BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA

EXHIBIT C
IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

____________________________________
:
IN RE DERIVATIVE LITIGATION,                                  :           Civil Action No. 06-CV-2964 (JRS)
HERLEY INDUSTRIES INC.                                              :
____________________________________

ORDER AND FINAL JUDGMENT

The Stipulation of Settlement, dated May ____, 2010 (the “Stipulation”), of the above-captioned action (the “Action”), having been presented at the Settlement Hearing on _______________, 2010, pursuant to the Scheduling Order for Approval of Derivative Action Settlement entered herein on _______________, 2010 (the “Scheduling Order”), which Stipulation was joined in and consented to by all parties to the Action and which (along with the defined terms herein) is incorporated herein by reference; and the Court having found and concluded that notice of said hearing was given in accordance with the Scheduling Order to holders of common shares of Herley Industries, Inc. (“Herley”) and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the settlement of the Action; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___, day of __________, 2010, as follows:

1. Capitalized terms used in this order and not otherwise defined shall have the meanings set forth in the Stipulation.

2. The Notice of Proposed Settlement of Action (the “Notice”) has been given to the holders of Herley common shares in the manner directed by the Scheduling Order, proof of the mailing of the Notice has been filed with the Court and full opportunity to be heard has been offered to all parties and persons in interest.

3. The Court finds and concludes that the form and manner of the Notice is the best notice practicable under the circumstances and fully complies with Fed. R. Civ. P. 23.1(c) and the Constitution of the United States and any other applicable law and constitutes due and sufficient notice to all persons entitled thereto.

4. The Court finds and concludes that the Settlement and all transactions preparatory or incident thereto are found to be fair, reasonable and adequate and in the best interests of Herley and approves the Settlement and all transactions preparatory or incident thereto pursuant to Fed. R. Civ. P. 23.1(c).

5. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Clerk of the Court is directed to enter and docket this Order and Final Judgment in the Action.  [All objections have been considered by the Court and are found to be without merit and are hereby overruled.]

6. This Order and Final Judgment is a final judgment pursuant to Fed. R. Civ. P. 54(b), and shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefore.

7. The Action is hereby dismissed with prejudice as to all Defendants and against Plaintiffs on behalf of themselves or any holder of Herley common shares derivatively on behalf of Herley, without costs, except as provided in the Stipulation.

8. Plaintiffs, individually and derivatively on behalf of Herley, Herley, and any person who may claim by or through them (the “Releasing Parties”), completely, voluntarily, knowingly, unconditionally and forever release and discharge, and are deemed to release and forever discharge, Defendants and their heirs, executors and assigns, and Herley and its predecessors, successors, parents, subsidiaries, affiliates, and all of their respective present and former directors, trustees, officers, partners, employees, and attorneys (collectively, the “Released Parties”) from any and all claims, rights, causes of action, suits, debts, charges, complaints, liabilities, matters and issues, whether matured or unmatured, known or unknown, that have been or could have been asserted in the Action or in any other proceeding by or on behalf of Plaintiffs individually, and/or by or on behalf of Plaintiffs or any Herley shareholder derivatively on behalf of Herley, and/or by Herley against any of the Released Parties arising out of, relating to, or based upon the allegations, facts, occurrences, transactions, or events described or referred to in the complaints in the Action (the “Settled Claims”), as well as claims relating to the defense, settlement and resolution of the Action or the Settled Claims, provided that the “Settled Claims” do not include the claims asserted in the litigation styled as In re Herley Industries, Inc. Securities Litigation, No. 06-CV-2596 (E.D. Pa.) (JRS), or other direct claims of purchasers of Herley securities other than Plaintiffs individually.  Released Parties completely, voluntarily, knowingly, unconditionally and forever release and discharge, and be deemed to release and forever discharge, Plaintiffs and their counsel from all claims relating to the institution, prosecution, assertion, settlement and resolution of the Action or the Settled Claims.

9. The release provided in this Order and Final Judgment extends to claims that any Releasing Party does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Party’s decision(s) with respect to the Settlement.  The Releasing Party is deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provision, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, and those provisions, rights, and benefits of Section 1542 itself, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

10. Dismissal of the Settled Claims with prejudice and on the merits shall become effective immediately upon the entry of this Order and Final Judgment and without any further action by the Court.

11. The Court permanently enjoins Plaintiffs and all other holders of Herley common shares, and any who may claim by and through them, from commencing or prosecuting, either directly or indirectly, any action or proceeding asserting any of the Settled Claims in this or any other forum.

12. Plaintiffs’ counsel are hereby awarded fees and expenses in the aggregate amount of $975,000, for their services in the Action, which award the Court finds to be fair and reasonable and which shall be paid to Plaintiffs’ counsel in accordance with the terms of the Stipulation.

13. The Court reserves jurisdiction over all matters relating to the administration and consummation of this Order and the Stipulation.

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JUAN R. SÁNCHEZ
UNITED STATES DISTRICT JUDGE